UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants

On October 11, 2007, the Board of Directors of the Company approved the equity grants set forth below to the Executive Officers of the Company with the grant date of such grants to be October 11, 2007 for Restricted Stock Units (“ RSUs”) and for stock options the grant date will be the third trading day after the public release of financial information for the 2007 fiscal year.  The options will vest monthly over a four year period commencing on October 11, 2007.  The exercise price of all awards granted in the form of stock options shall be the closing price of Chordiant’s common stock on the grant date.

Name	Number of Options	Number of Restricted Stock Units **

Steven R. Springsteel	100,000	60,000

Peter Norman	35,000	26,250

Prashant K. Karnik	35,000	26,250

James St. Jean	35,000	26,250

Frank Florence	20,000	15,000

Derek Witte	20,000	15,000

**Vesting and other terms of the RSU grants will be determined under the terms of the 2008-2009 Performance Share Unit Program described below.

2008-2009 Performance Share Unit Program

The Board made grants of RSUs to the Officers named above and certain other key employees of the Company (the “Designated Participants”) on October 11, 2007 under the terms of the 2008-2009 Performance Share Unit Program (the “PSUP”) that was adopted by the Board on that same day.  The PSUP provides that the RSUs will vest and be convertible into fully paid shares of the Common Stock of the Company as a function of the financial performance of the Company over the two year period constituting the Company’s fiscal years 2008 and 2009 (the “Performance Period”) subject to the Designated Participant’s continuous service during the entire Performance Period.

Up to 50% of the award will vest based on achievement of cumulative revenue goals for the Performance Period established by the Board and up to 50% of the award will vest based on achievement of cumulative operating income for the Performance Period established by the Board. Subject to the other conditions of the PSUP, 66.67% of the RSUs will vest at target performance levels and up to the full amount of the RSU grant will vest at maximum performance levels.

If there is a Change in Control prior to the date that the Board makes a determination of the number of RSUs that will vest as a result of the Company’s financial performance during the Performance Period, then the RSUs granted to Designated Participants will be deemed earned, immediately prior to the Change in Control, as if all performance goals had been achieved during the Performance Period at 100% of the target level of performance; provided, however, that as of the Change in Control, the RSUs will be earned and vested only as to that number of shares subject to the RSU equal to the lesser of (1) the target award and (2) the target award, multiplied by the ratio of the length of the Performance Period prior to the effective date of the Change in Control plus 12 months, over the length of the entire Performance Period, but not to exceed the size of the target RSU award.  .

 Shares of stock earned under the RSUs will be issued promptly after vesting.  However, after the issuance of shares of the Company’s Common Stock under the PSUP, each Designated Participant must not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes) any of the shares issued under the PSUP until the earlier of (1) the fourth anniversary of the date of grant of the RSU, (2) a Change in Control of the Company, (3) the certification by the Board that the Designated Participant is suffering an Unforeseeable Emergency, or (4) the termination of the Designated Participant’s continuous service with the Company as a result of an Involuntary Termination or as a result of the Designated Participant’s death or disability.  Shares withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this requirement.

PSUP Definitions
•
“Change in Control” will have the meaning set forth in the in the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) attached as Appendix A to the Company’s Proxy Statement on Form 14A as filed with the Securities and Exchange Commission on March 15, 2007; provided, however, that Section 2(f)(v) will, for purposes of the PSUP be revised to read as follows: “individuals who, on the date the PSUP is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board during any 12-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered a member of the Incumbent Board.”

•
“Good Reason” means the Designated Participant has resigned from all positions he or she then-holds with the Company (or any successor thereto) if (1) one of the following actions has been taken:  (a) there is a material diminution of Designated Participant’s authority, duties, or responsibilities; provided, however, that Good Reason shall not be satisfied solely by reason of such Designated Participant’s retaining substantially the same position held prior to a Change of Control, but in a distinct legal entity or business unit of a larger entity following such Change of Control, (b) there is a material reduction in the Designated Participant’s annual base salary or target bonus opportunity, except to the extent the base salaries or target bonus opportunities (as applicable) of other similarly situated officers of the Company are accordingly reduced, (c) the Designated Participant is required to relocate his or her primary work location to a facility or location that would increase the Designated Participant’s one way commute distance by more than twenty (20) miles from the Designated Participant’s primary work location as of immediately prior to such change, or (d) the Company (or any successor thereto) materially breaches its obligations under this Program or any effective written employment agreement with the Designated Participant, and (2) the Designated Participant provides written notice to the Company’s General Counsel within thirty (30) days after such material change or reduction, (3) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice, and (4) the Designated Participant’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.

•
“Involuntary Termination” means a termination without Cause (as such term is defined in the 2005 Plan) or a resignation for Good Reason.  A termination by reason of death or disability shall not be considered an Involuntary Termination.

•
 “Unforeseeable Emergency” means a severe financial hardship to the Designated Participant after the issuance of the shares under the Actual Award, which hardship results from (1) an illness or accident of the Designated Participant or his or her  spouse, registered domestic partner, parent or child; (2) loss of the Designated Participant’s property due to casualty (including the need to rebuild the Designated Participant’s primary residence following damage to the home not otherwise covered by insurance); or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Designated Participant.

Cash Compensation

On October 11, 2007, the Board of Directors (the “Board”) of Chordiant Software, Inc. (the “Company”) approved the following cash compensation arrangements for the Executive Officers of the Company, effective as of October 1, 2007:

Name	Title	Base Salary	Annual Bonus Target*

Steven R. Springsteel	Chairman, President and	$550,000	100%
	CEO

Peter Norman	Vice President and	$280,000	60%
	Chief Financial Officer

Prashant K. Karnik	Vice President and General	$275,000	60%
	Manager, Worldwide
	Professional Services

James St. Jean	Vice President and Chief	$270,000	60%
	Technology Officer

Frank Florence	Vice President and Chief	$270,000	40%
	Marketing Officer

Derek Witte	Vice President, General	$300,000	30%
	Counsel and Secretary

*Actual bonus payments will be determined under the terms of the 2008 Executive Bonus Plan for Messrs. Springsteel, Norman, St. Jean and Florence, under the terms of the 2008 General Counsel Bonus Plan for Mr. Witte and under the terms of the 2008 Worldwide Vice President of Professional Services Bonus Plan for Mr. Karnik.  All such payments are subject to the approval of the Board of Directors.

Bonus Plans

2008 Executive Plan

At the October 11, 2008 meeting, the Board approved the 2008 Executive Incentive Bonus Plan (the “Executive Plan”) which provides that cash bonuses will be paid to participants in the Executive Plan pursuant to a formula that compares the Company’s actual 2008 performance against the 2008 Financial Plan approved by the Board.  For officers other than the CEO, the formula measures corporate performance in each of the following categories with each result weighted as set forth opposite the category:  (i) bookings – 25%, (ii) revenue – 25%, (iii) non GAAP operating profit – 25%, and (iv) cash flow generation – 15%.  Additionally, for those plan participants who report to the CEO, the CEO will use his or her discretion to evaluate that officer’s performance during the year with such evaluation having a 10% weighting under this formula.  For the CEO, the formula measures corporate performance in each of the following categories with each result weighted as set forth opposite the category:  (i) bookings – 25%, (ii) revenue – 25%, (iii) non GAAP operating profit – 35%, and (iv) cash flow generation – 15%.

Notwithstanding the foregoing, in its discretion, the Compensation Committee of the Board may recommend, and the Board has the authority to approve, a payment of up to 50% of an executive’s bonus opportunity without regard to the performance criteria set forth in the Executive Plan.

Payment of bonuses in any one quarter will be limited to a maximum of 100% of the participant’s targeted bonus for that quarter.  At the end of the fiscal year, the Board will review the Company’s financial performance for Fiscal 2008 compared to the approved financial plan for 2008 and determine the amount payable under the Executive Plan.  The actual amount payable under the Executive Plan to each individual participant has a maximum payment of 300% of such individual’s bonus target at 130% achievement of plan goals.  Actual payments are subject to the approval of the Board.

2008 Worldwide Vice President of Professional Services Bonus Plan

The 2008 Worldwide Vice President of Professional Services Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	50% of the bonus will be based on the criteria and payment calculation formulas established in the Chordiant Fiscal Year 2008 Executive Incentive Bonus Plan

•	50% of the bonus will be based on the actual worldwide cumulative Professional Services direct controllable contribution margin versus that specified in the 2008 Financial Plan approved by the Board

2008 General Counsel Bonus Plan

The 2008 General Counsel Incentive Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	75% of the bonus will be based on the criteria and payment calculation formulas established in the Chordiant Fiscal Year 2008 Executive Incentive Bonus Plan

•	25% of the bonus will be based on the General Counsel’s performance as the Company’s Chief Compliance Officer as evaluated by the Compensation Committee

Travel Expense Reimbursement

On October 11, 2007, the Board of Directors of the Company approved the payment of the travel expenses for the spouses of each of the executive officers in connection with attendance at the Company’s November 2007 sales achiever’s trip and tax gross up for such expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 16, 2007	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer